                                                                   EXHIBIT 10.11




                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT, made and entered into this 23rd day of January, 1996, by and between Regency Holdings, Inc. ("Landlord") and Vaxcel, Inc. ("Tenant").

                                   WITNESSETH

         WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated November 21, 1993, by and between New England Mutual Life Insurance Company (Landlord) and Vaxcel, Inc. (Tenant), regarding certain real property in land Lots 256, 257, 270 and 271 of the 6th District of Gwinnett County, Georgia (the "Lease") covering the lease of Property described as: approximately 4,782 square feet of office/warehouse space located at 3000 Northwoods Parkway, Suite 200, Norcross, Georgia 30071.

         WHEREAS, Landlord and Tenant desire to amend the Lease.

         NOW, THEREFORE, for and in consideration of the sum of ONE AND NO/100THS ($1.00) DOLLAR and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Landlord and Tenant. Landlord and Tenant hereby agree as follows:

1. Landlord and Tenant hereby agree that Landlord is now Regency Holdings, Inc., a Georgia Corporation.

2. Landlord and Tenant hereby agree that Tenant shall expand into Suite 210 adjacent to Tenant's existing Premises comprised of approximately 1,500 square feet on January 23, 1996 bringing Tenant's total square footage for Suites 200 and 210 to 6,282 square feet.

3. Landlord and Tenant hereby agree that Tenant shall pay Landlord base monthly rental in accordance with this expansion for the entire 6,282 square foot Premises according to the following schedule:

                  January 23, 1996 - January 22, 1997 $3,962.90
                  January 23, 1997 - January 22, 1998 $4,119.95
                  January 23, 1998 - January 22, 1999 $4,287.47

4. Landlord and Tenant hereby agree that Landlord shall grant Tenant $6,300.00 towards Tenant Improvements for said expansion space in accordance with the terms and conditions of that Lease Agreement dated November 23, 1993 between both parties.

5. Landlord and Tenant hereby agree that Tenant shall expand into approximately 900 square feet of warehouse space (known as Suite 215) in accordance with the terms and conditions that Lease Agreement dated November 23, 1993 between both parties should said warehouse space become available on or before March 23, 1996.

         Lavista Associates, Inc. is acting as agent for the Landlord in this transaction and is to be paid a commission by the Landlord. Lavista Associates, Inc. is not acting as agent in this transaction for the Tenant.

         Cushman & Wakefield of Georgia, Inc. is acting as agent for the Tenant in this transaction and is to be paid a commission by the Landlord. Cushman & Wakefield of Georgia, Inc. is not acting as agent in this transaction for the Landlord.

         Except as expressly amended hereby, the Lease shall otherwise remain in full force and effect as originally executed.

         This Amendment shall bind and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the Landlord and Tenant have signed, sealed and delivered this Agreement on the day, month, and year first above written.


                                        LANDLORD: REGENCY HOLDINGS, INC.,
                                                  A Georgia Corporation

                                        BY:_______________________ (SEAL)
                                        Title:  Vice President

                                        TENANT:   VAXCEL, INC.,
                                                  A Delaware Corporation

                                        BY:______________________ (SEAL)

                                        Title:  VP Finance, Secretary




                                     - 2 -